Exhibit 5.1

(281) 805-7169 main	10370 Richmond Ave, Ste. 850 Houston, Texas 77042	(281) 805-7172 fax

October 9, 2026

Bitari Inc.

16544 HWY 152

Wheeler, TX 79096

Re:	Registration Statement on Form S-1 for Bitari Inc.
Registration for Sale of up to 4,285,715 Shares of Common Stock by the Company

Ladies and Gentlemen:

We have acted as counsel for Bitari Inc., a Texas corporation (the “Company”), in connection with a registration statement on Form S-1, as amended (the “Registration Statement”) for filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with registration for the public offering of (i) up to 4,285,715 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to be issued by the Company and (ii) up to an additional 642,857 shares of Common Stock to be issued by the Company to cover the over-allotment option to be granted to the underwriters (collectively, the “IPO Shares”), in each case pursuant to the Registration Statement.

For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Formation, and Bylaws, each as amended to date, and the corporate actions of the Company that provide for the issuance of the IPO Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion; we have also relied on a certificate from an officer of the Company.

We have made assumptions that are customary in opinions of this kind, including without limitation, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed, without independent investigation or verification, that (i) the Membership Interest Purchase Agreement dated April 16, 2025 (the “Original Agreement”), pursuant to which certain pre-IPO shares were acquired, was duly authorized, executed and delivered by each party thereto and constitutes a valid and binding obligation of each party in accordance with its terms; and (ii) all corporate and organizational authorization, approval, execution, delivery and performance, and all related corporate or organizational action required in connection with the sale and acquisition of such pre-IPO shares were proper and fully obtained by Navigator Alpha Inc. and the other relevant parties, including the board and stockholder consents and resolutions approving the transaction, which proper authorization covers the validity and effectiveness of the unanimous written consent and the confirmation of the final adjusted Closing Amount (as defined in the Original Agreement).

Based upon and subject to the foregoing, and subject further to the other qualifications and limitations set forth herein, it is our opinion that the IPO Shares registered under the Registration Statement, when and if issued by the Company in the manner described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid and non-assessable.

This opinion is limited to the federal laws of the United States to the extent referred to specifically herein, and the applicable statutory provisions of Texas Business Organizations Code, and the reported judicial decisions interpreting those laws. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the IPO Shares will be issued in compliance with all applicable state securities or blue sky laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose. This opinion is given as of the date hereof, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Earvin Chionglo
MOSAIC Paradigm Law Group, PC